UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2022

Transphorm, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55832	82-1858829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Castilian Drive
Goleta, CA 93117
(Address of principal executive offices, including zip code)
(805) 456-1300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TGAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

NEO Bonus Awards

On December 16, 2022, the Compensation Committee of the board of directors of Transphorm, Inc. (the “Company”) approved the award of discretionary bonuses to the Company’s named executive officers, effective January 1, 2023 (the “Award Date”). As set forth in the table below, half of each bonus is payable in cash and half of each bonus will be granted as restricted share units (“RSUs”) that will be scheduled to vest in full on the one-year anniversary of the Award Date, subject to continued service through such vesting date.

Name and Principal Position	Cash Bonus	Grant Date Value of RSUs
Mario Rivas	$90,000	$90,000
Chief Executive Officer
Cameron McAulay	$75,000	$75,000
Chief Financial Officer
Primit Parikh	$90,000	$90,000
President & Chief Operating Officer

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transphorm, Inc.

Dated: December 22, 2022	By:	/s/ Cameron McAulay
Cameron McAulay
Chief Financial Officer